Exhibit 3.1

                RESTATED AND AMENDED ARTICLES OF INCORPORATION


                                       OF

                           Silver Screen Studios, Inc.



      The undersigned for the purpose of organizing a corporation (the "Corporation") pursuant to the provisions of the General Corporation Law of the State of Georgia ("General Corporation Law"), does make and file this Restated and Amended Articles of Incorporation and does hereby certify as the Articles of Incorporation are hereby amended pursuant to Section IV, the authorized number of common shares are hereby amend to 2,000,000,000.

The Articles of Incorporation of Silver Screen Studios, Inc. are hereby amended and re-stated pursuant to Article 4, Section B of the Articles of Incorporation of the Company. The Board of Directors has authorized the issuance of, and fixes the designation and preferences and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of fifty million (50,000,000) shares, with $1.00 par value, to be designated "Series A Convertible Preferred Stock" (the "Series A Stock"). Each share of the Series A Stock shall rank equally in all aspects and shall be subject to the following terms and provisions:

                                       1.

      Preference on Liquidation. In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of the Company, Series A Stock shall have preferential rights to the Company's common stock and any holders of any debt instruments issued by the Company.

                                       2.

      Voting Rights: General Rights. Except as otherwise provided herein or as required by law, the Series A Stock shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock. Each share of Series A Stock will be equal to the number of votes of 20,000,000 shares of Common Stock.


Re-stated Articles of Incorporation
Silver Screen Studios, Inc.
09/22/06

                                       I.

         The name of the corporation is Silver Screen Studios, Inc..


                                       II.

         The registered office of the Corporation is to be located 233 Peachtree St., Ste 1225, Atlanta, GA 30303.

The name of its registered agent is Global 1 Investment Corporation, Inc. whose address is located 233 Peachtree St., Ste 1225, Atlanta, GA 30303.

The initial mailing address shall be 101 Marietta St., Suite 1070, Atlanta, GA 30303

                                      III.

         The purpose of the Corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law.



                                       IV.

The total number of shares of stock the Corporation shall have authority it issue is (i) 2,000,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock"), and (ii) 100,000,000 shares of Preferred Stock, $.0001 par value per share ("Preferred Stock").


                                        .


The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK.
         -------------

     1. General. The voting dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2. Voting. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.


Re-stated Articles of Incorporation
Silver Screen Studios, Inc.
09/22/06

     3. Dividends. Dividends shall be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4. Liquidation. Upon the dissolution of the Corporation, whether voluntary or involuntary, all of the assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of the Preferred Stock, if any, and Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed in this Section B of Article FOUR and/or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock, which may be redeemed, purchased or acquired by the Corporation, may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

          Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, such designation, preferences, powers and relative participating, optional or other special rights and qualifications, limitations, or restrictions thereof, including without limitation dividend rights, conversion rights, redemption privileges an liquidation preferences, as shall be stated and expressed in such votes, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as provided in this Article FOUR, no vote of the holders of the Preferred Stock or Common Stock shall be prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to enjoy such vote being expressly waived by all present and future holders of the capital stock of the Corporation. The resolutions providing for issuance of any series of Preferred Stock may provide that such resolutions may be amended by subsequent resolutions adopted in the same manner as the preceding resolutions. Such resolutions shall be effective upon adoption, without the necessity of any filing, with the State Secretary of Georgia or otherwise.


Re-stated Articles of Incorporation
Silver Screen Studios, Inc.
09/22/06

C. PREEMPTIVE RIGHTS. Each shareholder of the Corporation shall not, by reason of his holding shares in the Corporation, possess a preemptive and preferential right to purchase or subscribe to additional, unissued or treasury shares, or rights to purchase shares, or any class or series of the Corporation, now or hereafter to be authorized, and any notes, debentures, bonds or other securities convertible into or carry rights to purchase shares of any class or series, now or hereafter to be authorized.

D. CUMULATIVE VOTING. There shall be no cumulative voting of the capital shares of the corporation.

                                       VI.

     The Corporation shall, to the fullest extent legally permissible, indemnify (fully or, if not possible, partially) each of its directors and officers, and persons who serve at its request as directors or officers of another organization in which it owns shares or of which it is a creditor, against all liabilities (including expense) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding, civil or criminal (including investigations, audits, the activities of, or service upon special committees of the board) in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involved such indemnification, (a) by a vote of the directors in which no interested director participants, or 9b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by an interested director or officer. Such indemnification may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may e entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

          Indemnification of employees and other agents of the Corporation (including persons who serve as its request as employees or other agents of another organization in which it owns shares or of which it is a creditor)



Re-stated Articles of Incorporation
Silver Screen Studios, Inc.
09/22/06
     may be provided by the Corporation to whatever extent shall be authorized by the directors before or after the occurrence of any event as to or in consequence of which indemnification may be sought. Any indemnification to which a person is entitled under these provisions may be provided although the person to be indemnified is no longer a director, officer, employee or agent of the Corporation or of such other organization. It is the intent of these provisions to indemnify director and officers to the fullest extent not specifically prohibited by law, including indemnification against claims brought derivatively, in the name of the Corporation, and that such directors and officers need not exhaust any other remedies.

                                      VII.

          Meetings of the stockholders may be held within or without the State of Georgia, as the Bylaws may provide. Subject to the provisions of any law or regulation, the books of the Corporation may be kept outside the State of Georgia at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. The election of directors need not be by written ballot unless the Bylaws so provide.

                                      VIII.

          The board of directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal Bylaws of the Corporation, except as such power may be restricted or limited by the General Corporation Law.

                                       IX.

          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Georgia may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of the General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of suc compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation, as the case may be, and also on the Corporation.


Re-stated Articles of Incorporation
Silver Screen Studios, Inc.
09/22/06

                                       XI.

          No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law for any breach of the director's Duty of Loyalty (as herein defined) to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of this provision, Duty of Loyalty means, and only means, the duty not to profit personally at the expense of the Corporation and does not include conduct whether deemed violation of fiduciary duty or otherwise, which does not involve personal monetary profit.

                                       XI.

          Subject to the limitations set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                                      XII.

          Except as otherwise required by law, by the Certificate of Incorporation or by the Bylaws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its board of directors, which shall have and may exercise all the powers of the Corporation. The board of directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion to determine the extent, if any, to which and the time and place at which, and the conditions under which any stockholder of the Corporation may examine books and records of the Corporation, other than the books and records now or hereafter required by statute to be kept open for inspection of stockholders of the Corporation.

                                      XIII.

          Any vote or votes authorizing liquidation of the Corporation or proceeding for its dissolution may provide, subject to the rights of creditors and rights expressly provided for particular classes or series of stock, for the distribution pro rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the board of directors of the Corporation to determine the value of the different assets of the Corporation for the purpose of such



Re-stated Articles of Incorporation
Silver Screen Studios, Inc.
09/22/06
     liquidation and may authorize the board of directors of the Corporation to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

                                      IVX.

          The Corporation may purchase directly or indirectly its own shares to the extent the money or other property paid or the indebtedness issued therefore does not (I) render the Corporation unable to pay its debts as they become due in the usual course of business of (ii) exceed the surplus of the Corporation, as defined in the General Corporation Law. Notwithstanding the limitations contained in the preceding sentence, the Corporation may purchase any of its own shares for the following purposes, provided that the net assets of the Corporation, as defined in the General Corporation Law, are not less that the amount of money or other property paid or the indebtedness issued therefor; (I) to eliminate fractional shares; (ii) to collect or compromise indebtedness owed by or to the Corporation; (iii) to pay dissenting shareholders entitled to payment for their shares under the General Corporation Law; and (iv) to effect the purchase or redemption of redeemable shares in accordance with the General Corporation Law.


                                       VX.

     A. Staggered Board: The Board of Directors shall be divided into three classes, the membership of each class to be elected every third year. At the annual or special meeting of stockholders next succeeding the date of this Certificate, the directors so elected thereat (and their successors) shall constitute the first class from that date forward and each shall serve a three-year term, at the second such annual meeting, the directors elected thereat (and their successors) shall constitute the second class; and at the third such annual meeting, the directors elected thereat (and their successors) shall constitute the third class unless at such meeting the stockholders shall elect directors to each and all of the three classes, in which case the membership thereof shall be as voted by the stockholders at such meeting. Directors elected or appointed to a vacancy in a class shall serve the remaining unexpired term of the director replaced.

     B. Majority Approval to Enact Fundamental Corporate Charges: Not withstanding any other provision of this Certificate of Incorporation, the affirmative vote of the holders of at least 50 percent of the outstanding shares of capital stock of the Corporation entitled to vote shall be required to approve: (1) any sale, lease or exchange of all or substantially all of the property and assets of the


Re-stated Articles of Incorporation
Silver Screen Studios, Inc.
09/22/06

          Corporation, including its goodwill and its corporate franchises; (2) any action taken to dissolve the Corporation; any merger or consolidation of the Corporation with any other corporation, joint-stock or other association, trust or enterprise; (4) any change in authorized capital; (5) the removal of a director other than for cause, or (6) the amendment, change, elimination or repeal of Article Fourteenth of this Certificate of Incorporation.



     IN WITNESS WHEREOF, the Corporation has caused this Amendment and Restatement of the Articles of Incorporation of Silver Screen Studios, Inc. to be executed by its Board of Directors this 20th day of September 2006.




     /s/ Barry K. Thomas
     -------------------------------------------
     Barry K. Thomas
     Chief Executive Officer
     Silver Screen Studios, Inc.
     233 Peachtree St.
     Ste 1225
     Atlanta ,GA 30303
     404-255-0400


Re-stated Articles of Incorporation
Silver Screen Studios, Inc.
09/22/06